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                                                                     EXHIBIT 5.1

                                February 5, 2004



Intevac, Inc.
3560 Bassett Street
Santa Clara, California 95054

         RE:   REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We are acting as counsel to Intevac, Inc., a California corporation (the "Company"), in connection with the registration of 862,500 shares of Common Stock of the Company (the "Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about February 5, 2004 with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Shares, which include 469,000 shares of Common Stock to be sold by the Company, 281,000 shares of Common Stock to be sold by the Selling Shareholder and an aggregate of 112,500 shares of Common Stock subject to an over-allotment option granted to the underwriters by the Company and the Selling Shareholder, are to be sold to the underwriters for sale to the public as described in the Registration Statement, as amended (file no. 333-111342), filed by the Company with the Commission and declared effective on February 4, 2004 (the "Initial Registration Statement" and together with the Registration Statement, the "Registration Statements").

         As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that the Shares to be registered for sale have been duly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of the underwriting agreement referred to in the Registration Statements and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statements, and we consent to the reference to our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statements.

                             Very truly yours,


                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation

                             /s/ WILSON SONSINI GOODRICH & ROSATI